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                                                                    EXHIBIT 23.2





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in Post-effective Amendment No. 2 to the Registration Statement (Form S-8 No. 333-68583) pertaining to the Helsel Employees' Savings and Investment Plan of our report dated June 13, 2003, with respect to the financial statement of the Helsel Employees' Savings and Investment Plan as of December 31, 2002 included in this Annual Report (Form 11-K) for the year ended December 31, 2003.



                                                  /s/ ERNST & YOUNG LLP


Cleveland, Ohio
June 25, 2004